As filed with the Securities and Exchange Commission on August 2, 2019

Registration No. 333-232935

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AETERNA ZENTARIS INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

315 Sigma Drive
Summerville, South Carolina 29486
(843) 900-3223

(Address and telephone number of Registrant’s principal executive offices)

Michael V. Ward

President and Chief Executive Officer

Aeterna Zentaris, Inc.,

315 Sigma Drive
Summerville, South Carolina 29486
(843) 900-3211

(Name, address, and telephone number of agent for service)

Copies to:

Michael V. Ward	Brian Pukier, Esq.	Kathryn A. Erickson, Esq.
Aeterna Zentaris Inc.	Jeff Hershenfield, Esq.	David P. Hooper, Esq.
315 Sigma Drive	Stikeman Elliott LLP	Barnes & Thornburg LLP
Summerville, South Carolina 29486	5300 Commerce Court West	One North Wacker Drive, Suite 4400
(843) 900-3211	199 Bay Street	Chicago, Illinois 60606
	Toronto, Ontario	United States
	Canada, M5L 1B9	(312) 357-1313
(416) 869-5205

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company                                              ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.                           ☐

†  The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

Aeterna Zentaris Inc. (the “Company”) is filing this Amendment No. 1 to our Registration Statement on Form F-3 (File No. 333-232935) (“Form F-3”) for the sole purpose of filing Exhibit 23.2 to correct a typographical error in the consent of the independent registered public accounting firm filed with the Form F-3.  This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 9.  EXHIBITS

See Exhibit Index preceding the signature pages to this Amendment No. 1 to the Registration Statement on Form F-3.

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Underwriting Agreement.
4.1	**	Restated Certificate of Incorporation and Restated Articles of Incorporation of the Registrant.
4.2	**	Certificate of Amendment and Articles of Amendment of the Registrant dated October 2, 2012.
4.3	**	Certificate of Amendment and Articles of Amendment of the Registrant dated November 17, 2015.
4.4	**	Amended and Restated By-Law One of the Registrant.
4.5

Amended and Restated Shareholder Rights Plan Agreement between the Registrant and Computershare Trust Company of Canada, as Rights Agent, dated as at May 8, 2019 (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K furnished to the SEC on May 9, 2019).

4.6	*	Form of Amendment to Certificate of Incorporation Creating New Series of Preferred Shares.
4.7	*	Specimen Certificate for Preferred Shares.
4.8	*	Form of Common Shares Warrant Agreement (including form of Warrant Certificate).
4.9	*	Form of Preferred Shares Warrant Agreement (including form of Warrant Certificate)
4.10	*	Form of Unit Agreement.
5.1	**	Opinion of Stikeman Elliott LLP.
23.1	**	Consent of Stikeman Elliott LLP (included in Exhibit 5.1 to the Registration Statement on Form F-3 filed on August 1, 2019).
23.2		Consent of PricewaterhouseCoopers LLP.
24.1	**	Power of Attorney (included on the signature pages to the Registration Statement on Form F-3 filed on August 1, 2019).

*                                         To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report on Form 6-K and incorporated herein by reference.

**                                  Previously filed as an exhibit to the Company’s Registration Statement on Form F-3, filed on August 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing and has duly caused this Amendment No. 1 to the Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, South Carolina, on August 2, 2019.

AETERNA ZENTARIS INC.

By:	/s/ MICHAEL V. WARD
	Name:	Michael V. Ward
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form F-3 has been signed by the following persons in the capacities indicated below on August 2, 2019.

Signature	Title

/s/ *	President and Chief Executive Officer (Principal Executive Officer)
Michael V. Ward

/s/ *	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Leslie Auld

/s/ *	Director and Chair of the Board
Carolyn Egbert

/s/ *	Director
Gérard Limoges

/s/ *	Director
Robin Smith Hoke

/s/ *	Director
Brent Norton

/s/ *	Director
Jonathan Pollack

* By:	/s/ Michael V. Ward
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Amendment No. 1 to the Registration Statement on Form F-3, solely in the capacity of the duly authorized representative of Aeterna Zentaris Inc. in the United States, on August 2, 2019.

AETERNA ZENTARIS INC.

By:	/s/ MICHAEL V. WARD
	Name:	Michael V. Ward
	Title:	Authorized Signatory